SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2015

Axiom Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-186078	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

380 Vansickle Rd. Unit 600

St. Catherines, ON

Canada L2S 0B5

Tel. 905-646-8781

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER INFORMATION

ITEM 8.02 – OTHER INFORMATION

On March 24, 2015, OTC Markets informed us that it has become aware of certain extreme promotional activity of our stock, which may have included spam emails, news releases or newsletters by third parties. This promotional activity has apparently resulted in drastic fluctuations in our stock price and high trading volume. As a result, OTC Markets has placed a caveat emptor label on our ticker symbol to warn the public. We are not fully aware of the nature and content of this promotional activity, who is behind it and the extent of its dissemination. While we file press releases in the ordinary course of our business to inform the public of our current business activities, which we feel is prudent as a public company, the promotional activities of these third parties have raised a public concern. We intend to continue to stay in contact with the OTC Markets about this concern and work to remove the caveat emptor label from our ticket symbol.

The OTC Markets correspondence is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 OTC Markets correspondence dated March 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axiom Corp.

Dated: March 25, 2015                                                                      /s/ Tyler Pearson

By: Tyler Pearson

Its: Chief Executive Officer